LETTER AGREEMENT

The parties hereto desire to amend certain terms under the Amended and Restated Contribution, Sale and Servicing Agreement dated as of March 31, 2000 among Point West Capital Corporation, Dignity Partners Funding Corp. I and Bankers Trust Company (the "Servicing Agreement"), and the Master Agreement dated as of March 31, 2000 among Point West Capital Corporation, Dignity Partners, Inc., Dignity Partners Funding Corp. I, Bankers Trust Company, Heller Financial, Inc., The Lincoln National Life Insurance Company and First Penn-Pacific Life Insurance Company (the "Master Agreement") relating to servicing.

Under the Servicing Agreement, the term for servicing is hereby extended by changing the "Scheduled Servicer Termination Date" from June 30, 2002 to September 30, 2002. The "Monthly Servicing Fee" for each of those additional "Collection Periods" is hereby $15,000. The following sentence is hereby added at the end of Section 5.09 of the Servicing Agreement: "In July and August, 2002, the Servicer will notify each Noteholder and the Indenture Trustee in writing by the 20th of each such month, or if the 20th is not a Business Day, by the preceding Business Day, of its reasonable expectation of the Monthly Required Payments for the Payment Date in the following month."

In the Master Agreement, the "Transaction Termination Date" is hereby revised to change June 30, 2002 to September 30, 2002.

In the Master Agreement, Section 3.04(a)(i) is hereby revised to read as follows: "in July and August, 2002, provided the Servicer notifies the Noteholders in writing by the 20th of each such month of the appropriate amount, advance to the Issuer on or before the last Business Day of each such month the Monthly Required Payments for the Payment Date in the following calendar month for which the Servicer reasonably expects the Issuer will otherwise lack sufficient funds (either in the Collection Account of otherwise) in accordance with Section 8.01(i) of the Indenture".

In all other respects, both the Servicing Agreement and the Master Agreement remain in full force and effect, and references of either agreement to the other shall be deemed to refer to such agreement as modified by this Letter Agreement.

This Letter Agreement is effective as of June 30, 2002.

POINT WEST CAPITAL CORPORATION

/s/ John Ward Rotter

John Ward Rotter
Chief Executive Officer

DIGNITY PARTNERS FUNDING CORP.1

/s/ John Ward Rotter

John Ward Rotter
Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS,
FORMERLY KNOWN AS BANKERS TRUST COMPANY

/s/ Jenna Kaufman

Jenna Kaufman
Vice President

DIGNITY PARTNERS, INC.

/s/ John Ward Rotter

John Ward Rotter
CEO
Succeeded by Point West Capital Corporation

GENERAL ELECTRIC CAPITAL CORPORATION,
AS SUCCESSOR IN INTEREST TO HELLER FINANCIAL, INC.

/s/ Neil L. Goulden

Neil L. Goulden
Senior Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

/s/ Bradley Ritter

Bradley Ritter
Vice President

FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

/s/ Bradley Ritter

Bradley Ritter
Vice President